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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS AGREEMENT made and entered into as of the 28 day of June, 1996, by and between ARM FINANCIAL GROUP, INC., a Delaware corporation ("Assignor"), and NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY, a Minnesota corporation ("Assignee").

                                   WITNESSETH

      WHEREAS, Assignor and Assignee entered into a Lease dated June 14, 1996 (the "515 Building Lease") covering certain premises on the seventh and eighth floors of the building located at 515 West Market Street, Louisville, Kentucky;

      WHEREAS, the 515 Building Lease requires Assignee to accept assignment from Assignor of the tenant's interest in the Lease dated June 17, 1992, as amended and/or modified by a May 4, 1993 addendum setting the commencement date at May 1, 1993, letters dated September 17, 1993 and January 21, 1994 adding 14th floor space, and an Addendum to Lease dated January 1, 1994, relating, among other things, to space on the 14th floor (as amended and/or modified, the "Kentucky Home Lease") between Assignor, as tenant, and KHLB Partners, a Kentucky general partnership, as landlord, covering certain premises (the "Kentucky Home Premises") on the twelfth and fourteenth floors of the building located at 239 S. Fifth Street, Louisville, Kentucky;

      WHEREAS, the 515 Building Lease requires Assignee to assume certain obligations of Assignor under the Kentucky Home Lease;

      NOW THEREFORE, Assignor and Assignee hereby agree as follows:

      1. Assignment of Lease. Effective as of the later of (i) the date on which Assignor delivers the Kentucky Home Premises to Assignee in a "broom clean" condition or (ii) the Commencement Date as defined in the 515 Building Lease (the "Effective Date"), Assignor hereby sells, assigns, transfers, conveys, sets over and delivers to Assignee Assignor's interest in the Kentucky Home Lease and the Kentucky Home Premises and Assignee hereby accepts the same. Assignor hereby covenants with and represents to Assignee that Assignor has good right to assign and transfer Assignor's interest in the Kentucky Home Lease, that Assignor's interest in the Kentucky Home Lease is free and clear from all charges and encumbrances and that the landlord under the Kentucky Home Lease has consented to this assignment.

      2. Assumption by Assignee. Effective as of the Effective Date, Assignee hereby assumes all of Assignor's obligations arising under the Kentucky Home Lease that accrue after the Effective Date and agrees to perform and discharge all of such obligations in

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accordance with their terms. Assignee agrees to indemnify and hold Assignor harmless from and against any damage, loss, action, judgment, cost or expense (including reasonable attorney's fees to the extent permitted by law) resulting from any failure by Assignee to perform, observe and discharge the duties, obligations and undertakings of Assignor assumed hereunder, provided that Assignee shall not be responsible for any base rent, operating expenses or other costs of any kind associated with the Kentucky Home Lease which, in the aggregate, exceed Four Hundred Twenty-one Thousand Three Hundred Twelve and No/l00 Dollars ($421,312.00).

      3. Miscellaneous.

            (a) This is a Kentucky contract and shall be construed according to the laws of Kentucky.

            (b) The captions in this Agreement are for convenience only and are not a part of this Agreement.

            (c) Time is of the essence.

            (d) If any provision of this Agreement is invalid or unenforceable to any extent, then such provision and the remainder of this Agreement shall continue in effect and be enforceable to the fullest extent permitted by law.

            (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions and limitations herein contained, their respective heirs, successors and assigns.


                                        2

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      IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be properly executed and delivered, effective as of the date first written above.


                                     ASSIGNOR

                                     ARM FINANCIAL GROUP, INC.


                                     By: [Illegible]
                                        ------------------------------------
                                        Its: Co-Chief Executive Officer




                                     ASSIGNEE

                                     NORTHWESTERN NATIONAL LIFE
                                     INSURANCE COMPANY

                                     By: [Illegible] Investment Research, Inc.,
                                         its authorized agent


                                     By: [Illegible]
                                        ------------------------------------
                                        Its: Vice-Pres.


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